                                 EXHIBIT 99.4



                   PRELIMINARY COPY DATED February 25, 1998
                               FOR REVIEW ONLY





                   PROXY FOR SPECIAL MEETING OF SHAREHOLDERS


                                      OF

                      UTAH RESOURCES INTERNATIONAL, INC.


         The undersigned, revoking any proxy heretofore given, hereby appoints John Fife, who holds the power to appoint a substitute, proxy of the undersigned, with full power of substitution, with respect to all of the shares of common stock of Utah Resources International, Inc. in which the undersigned is entitled to vote at the Special Meeting of Shareholders of Utah Resources, International, Inc., to be held on _____________ ___, 1998, and any adjournment thereof.


         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.



                          APPROVAL OF AMENDMENT TO THE COMPANY'S
                          ARTICLES OF INCORPORATION TO EFFECT THE
                          REVERSE SPLIT


                          [ ] FOR          [ ] AGAINST              [ ] ABSTAIN




                          THIS PROXY WILL BE VOTED AS SPECIFIED ABOVE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED AGAINST THE MATTER SPECIFICALLY REFERRED TO ABOVE.





                                                   Dated ____________ ____, 1998


___________________________                          ___________________________
Print Name                                           Signature


____________________________                   ____________________________
Print Name                                     Signature

____________________________                   ____________________________
(Number of Shares                              Title
  Held of Record)

         Please sign as name appears to the left. If stock is registered in the name of two or more persons, each should sign. Executors, attorneys, corporate officers, administrators and trustees should add their titles.